Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

FIRST QUARTER 2012 RESULTS

Core FFO per share of $0.24

Strong Operating Performance with Occupancy up to 92.1 percent

Strongest Development Starts since before the Economic Downturn – 1.5 million square feet of 100 percent Pre-leased Industrial and Medical Office Starts

Further Bolstered Balance Sheet in Alignment with Capital Strategy

(INDIANAPOLIS, April 25, 2012) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the first quarter of 2012.

“We are very pleased with our operating results for this first quarter,” said Denny Oklak, Chairman and CEO. “Core FFO was $0.24 per share in line with expectations. We completed 8.7 million square feet of leasing activity, an incredibly strong quarter, and increased overall portfolio occupancy to 92.1 percent, the highest since the economic downturn. We also achieved very strong same-property net operating income growth of 3.6 percent as compared to the twelve months ended March 31, 2011. We started some significant build-to-suit development projects this quarter in both our industrial and our medical office business. Consistent with our strategic capital plan, we redeemed our 6.95% Series M Preferred Shares and opportunistically utilized our at-the-market (“ATM”) equity offering program to better position the company’s balance sheet for long term growth. Overall, we are off to a terrific start in 2012 with a very successful first quarter.”

Duke Realty Reports First Quarter 2012 Results

April 25, 2012

Quarterly Highlights

•

Core Funds from Operations per diluted share (“Core FFO”) was $0.24 for the quarter. Funds from Operations per diluted share (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was $0.21 for the quarter.

•	Strong operating momentum:

•	Overall portfolio occupancy of 92.1 percent, and bulk industrial occupancy of 93.6 percent, at March 31, 2012, up from 90.7 percent and 91.9 percent at December 31, 2011, respectively;
•

Achieved total leasing activity of approximately 8.7 million square feet in the first quarter of 2012; compared to 5.1 million square feet and 5.4 million square feet in the fourth and first quarter 2011, respectively;

•

Same-property net operating income growth of 3.6 percent for the twelve months ended March 31, 2012, and 4.7 percent for the three months ended March 31, 2012, as compared to the comparable periods ended March 31, 2011.

•	Progress on asset and capital strategies:

•	Completed $157 million of acquisitions during the quarter;
•	Signed 1.5 million square feet of new development starts, consisting of two industrial developments totaling 1.4 million square feet and one medical office building of 117,000 square feet;
•	Completed $65 million of dispositions;
•	Redeemed $168 million of 6.95% Series M Preferred Shares resulting in future quarterly dividend savings of $2.9 million;
•

Issued 10.8 million new shares of common stock under our ATM program, generating net proceeds of approximately $147 million primarily used to fund acquisition and development opportunities and de-lever the balance sheet;

•	$15 million of cash on hand and no balance on the line of credit.

Financial Performance

•

Core FFO for the first quarter of 2012 of $0.24 per share compared with $0.28 per share for the first quarter of 2011. The change is primarily attributable to lower service operations fees from the winding down of the BRAC project and, to a lesser extent, short-term dilution from recent asset repositioning activities.

Duke Realty Reports First Quarter 2012 Results

April 25, 2012

•

FFO as defined by NAREIT was $0.21 per share for the first quarter 2012 and $0.27 for the first quarter 2011. In addition to the impacts outlined in Core FFO above, FFO as defined by NAREIT was reduced primarily by a $5.7 million adjustment related to the redemption of our Series M Preferred Shares. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables included in this release.

•

Net loss of $0.14 per diluted share for the first quarter of 2012 compared to net earnings per share of $0.19 for the same quarter in 2011. The reduction from the prior period quarter was primarily attributable to a $73.3 million, or $0.28 per share, reduction in gains on sale of depreciable properties as well as a $5.8 million, or $0.02 per share, reduction in earnings from service operations. A reconciliation of net earnings (loss) to FFO as defined by NAREIT is included in the financial tables included in this release.

Operating Performance Highlights

•	Increase in overall portfolio occupancy, including projects under development, to 92.1 percent on March 31, 2012, compared to 90.7 percent on December 31, 2011.

•

Occupancy in the bulk distribution portfolio on March 31, 2012 of 93.6 percent, up from 91.9 percent on December 31, 2011. The improvement was driven by over 7.4 million square feet of industrial leases during the quarter, the highest in the company’s history.

•

Improved occupancy in the medical office portfolio to 90.1 percent on March 31, 2012 from 89.0 percent on December 31, 2011, and held occupancy relatively steady in the suburban office portfolio at 85.7 percent at quarter end.

•	Tenant retention for the quarter of approximately 84 percent with overall positive rental rate growth of 1.8 percent.

•

Same-property net operating income growth of 3.6 percent for the twelve months ended March 31, 2012, and 4.7 percent for the three months ended March 31, 2012, as compared to the comparable periods ended March 31, 2011. This positive same-property performance was experienced across all sectors and driven mainly by strong leasing activity and reduced free rent.

Real Estate Investment Activity

The company has a comprehensive asset strategy, which provides for increasing investment in high-quality industrial and medical office assets while reducing investment in non-strategic, primarily suburban office assets. In alignment with this plan, the company acquired $157 million (2.1 million square feet) of industrial and medical office buildings in strategic markets during the first quarter 2012.

Duke Realty Reports First Quarter 2012 Results

April 25, 2012

The first quarter included the following strategic acquisitions:

•	A two-building, 1.076 million square foot bulk industrial portfolio in Columbus, OH that was 86 percent leased to Excel Logistics, Genco Distribution and Tire Kingdom;

•	A 827,000 square foot bulk industrial building in Chicago, IL that was 100 percent leased to Crate & Barrel;

•	A portfolio of three medical office buildings in Cincinnati, OH, totaling 109,000 square feet that was 100 percent leased to Bethesda North Hospital; and

•	A 105,000 square foot medical office building in Chicago, IL, that was 100 percent leased for 19 years to Loyola University Medical Center.

Development

Oklak stated, “New development is off to its strongest start in several years. We began 1.5 million square feet of 100 percent pre-leased industrial and medical projects, consistent with our asset and operating strategy. In total we have 2.4 million square feet across nine projects underway, that are over 96 percent pre-leased in the aggregate.”

The first quarter included the following development activity:

Wholly Owned Properties

•

During the quarter, one new industrial development was started in Middletown, DE, totaling 1.016 million square feet, 100 percent leased to a major internet retailer. One new medical office development was also started, a 117,000 square foot facility 100 percent leased to the U.S. Department of Veterans Affairs (VA).

•

Our wholly-owned development projects under construction on March 31, 2012 consisted of five medical office projects totaling 412,000 square feet, one industrial project totaling 1.016 million square feet and one 344,000 square foot office project. These projects were 95 percent pre-leased in the aggregate

Duke Realty Reports First Quarter 2012 Results

April 25, 2012

Joint Venture Properties

•	One new joint-venture development was started during the quarter, a 376,000 square foot industrial project in Indianapolis, IN, 100 percent pre-leased to global manufacturing company Regal Beloit.

•

Our joint-venture-owned development projects under construction on March 31, 2012 consisted of one industrial project totaling 376,000 square feet and one medical office project totaling 274,000 square feet. These projects were 100 percent pre-leased in the aggregate.

Dispositions

•

Proceeds from property dispositions totaled $65.3 million during the quarter, of which $46.2 million was from seven suburban office assets (80.9 percent occupied) and $17.5 million from six industrial assets (92.0 percent occupied). The suburban office and industrial dispositions comprised approximately 458,000 and 735,000 square feet, respectively with a weighted average age of over 21 years.

Oklak stressed, “At the end of the first quarter, our portfolio mix by investment dollars stands at 53 percent industrial, 32 percent suburban office, 11 percent medical office and 4 percent retail. Over the last 24 months we have moved our industrial and office investment percentages nearly 20 percent as we significantly progress our asset strategy objectives.”

2012 Earnings Guidance

The company reaffirmed Core FFO guidance for 2012 of $0.94 to $1.06.

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be

Duke Realty Reports First Quarter 2012 Results

April 25, 2012

payable May 31, 2012 to shareholders of record on May 16, 2012. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date

Series J	DREPRJ	$0.4140625	May 16, 2012	May 31, 2012

Series K	DREPRK	$0.40625	May 16, 2012	May 31, 2012

Series L	DREPRL	$0.4125	May 16, 2012	May 31, 2012

Series O	DREPRO	$0.523437	June 15, 2012	July 2, 2012

Information Regarding FFO

The company computes FFO in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) before non-controlling interest and excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO is an operating measure and should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO and FFO per share, as defined by NAREIT, is included in the financial tables accompanying this release.

For information purposes, the company also provides FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time (“Core FFO”). The adjustments include impairment charges, tax expenses or benefits related to either changes in deferred tax asset valuation allowances or changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, gains (losses) on debt transactions, adjustments related to the repurchase of preferred stock and gains on and related costs of acquisitions. Although the calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the financial tables accompanying this release.

Duke Realty Reports First Quarter 2012 Results

April 25, 2012

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 139 million rentable square feet of industrial and office assets, including medical office, in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, April 26, 2012, at 3:00 p.m. EDT to discuss its first quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2011. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

Duke Realty Reports First Quarter 2012 Results

April 25, 2012

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Ron Hubbard

317.808.6060

ron.hubbard@dukerealty.com

Duke Realty Corporation

Statement of Operations

March 31, 2012

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2012	2011
Revenues:
Rental and related revenue	$203,432	$190,986
General contractor and service fee revenue	68,968	146,547

	272,400	337,533

Expenses:
Rental expenses	37,342	40,699
Real estate taxes	28,671	27,471
General contractor and other services expenses	63,921	135,664
Depreciation and amortization	91,613	77,822

	221,547	281,656

Other operating activities:
Equity in earnings of unconsolidated companies	1,509	1,073
Gain on sale of properties	(277)	67,856
Undeveloped land carrying costs	(2,298)	(2,309)
Other operating expenses	(265)	(85)
General and administrative expense	(11,839)	(11,197)

	(13,170)	55,338

Operating income	37,683	111,215

Other income (expenses):
Interest and other income, net	146	87
Interest expense	(61,086)	(52,124)
Acquisition-related activity	(580)	(589)

Income (loss) from continuing operations	(23,837)	58,589

Discontinued operations:
Loss before gain on sales	(749)	(5,403)
Gain on sale of depreciable properties	6,476	11,603

Income from discontinued operations	5,727	6,200

Net income (loss)	(18,110)	64,789
Dividends on preferred shares	(13,193)	(15,974)
Adjustments for redemption/repurchase of preferred shares	(5,730)	(163)
Net (income) loss attributable to noncontrolling interests	643	(1,083)

Net income (loss) attributable to common shareholders	($36,390)	$47,569

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.16)	$0.16
Discontinued operations attributable to common shareholders	$0.02	$0.03

Total	($0.14)	$0.19

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.16)	$0.16
Discontinued operations attributable to common shareholders	$0.02	$0.03

Total	($0.14)	$0.19

Duke Realty Corporation

Statement of Funds From Operations

March 31, 2012

(In thousands, except per share amounts)

	Three Months Ended March 31, (Unaudited)
	2012			2011
	Amount	Wtd. Avg. Shares	Per Share	Amount Shares	Wtd. Avg.	Per Share
Net Income (Loss) Attributable to Common Shareholders	($36,390)			$47,569
Less: Dividends on participating securities	(852)			(799)

Net Income (Loss) Per Common Share- Basic	(37,242)	258,365	($0.14)	46,770	252,406	$0.19
Add back:
Noncontrolling interest in earnings of unitholders	—	—		1,205	6,384
Other potentially dilutive securities		—			47

Net Income (Loss) Attributable to Common Shareholders- Diluted	($37,242)	258,365	($0.14)	$47,975	258,837	$0.19

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shareholders	($36,390)	258,365		$47,569	252,406
Adjustments:
Depreciation and amortization	92,256			94,981
Company share of joint venture depreciation and amortization	8,586			7,628
Earnings from depreciable property sales-wholly owned, discontinued operations	(6,476)			(11,603)
Earnings from depreciable property sales-wholly owned, continuing operations	277			(67,856)
Earnings from depreciable property sales-JV	—			(91)
Noncontrolling interest share of adjustments	(2,060)			(569)

Funds From Operations- Basic	56,193	258,365	$0.22	70,059	252,406	$0.28
Noncontrolling interest in income (loss) of unitholders	(811)	5,749		1,205	6,384
Noncontrolling interest share of adjustments	2,060			569
Other potentially dilutive securities		3,725			3,086

Funds From Operations- Diluted	$57,442	267,839	$0.21	$71,833	261,876	$0.27
Adjustments for redemption/repurchase of preferred shares	5,730			163
Acquisition-related activity	580			589

Core Funds From Operations- Diluted	$63,752	267,839	$0.24	$72,585	261,876	$0.28

Duke Realty Corporation

Balance Sheet

March 31, 2012

(In thousands, except per share amounts)

	March 31, 2012	December 31, 2011
ASSETS:

Rental Property	$6,105,201	$6,038,107
Less: Accumulated Depreciation	(1,160,458)	(1,127,595)
Construction in Progress	80,306	44,497
Undeveloped Land	622,642	622,635

Net Real Estate Investments	5,647,691	5,577,644

Cash	14,740	213,809
Accounts Receivable	24,249	22,428
Straight-line Rents Receivable	111,459	108,392
Receivables on Construction Contracts	33,257	40,247
Investments in and Advances to Unconsolidated Companies	361,818	364,859
Deferred Financing Costs, Net	39,685	42,268
Deferred Leasing and Other Costs, Net	470,491	463,983
Escrow Deposits and Other Assets	169,015	170,807

Total Assets	$6,872,405	$7,004,437

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Secured Debt	$1,180,965	$1,173,233
Unsecured Notes	2,615,612	2,616,063
Unsecured Lines of Credit	20,293	20,293
Construction Payables and Amounts due Subcontractors	51,348	55,916
Accrued Real Estate Taxes	76,697	69,470
Accrued Interest	33,675	58,904
Accrued Expenses	29,058	60,230
Other Liabilities	132,745	131,735
Tenant Security Deposits and Prepaid Rents	46,542	38,935

Total Liabilities	4,186,935	4,224,779

Preferred Stock	625,638	793,910
Common Stock and Additional Paid-in Capital	3,782,957	3,597,117
Accumulated Other Comprehensive Income (Loss)	1,506	987
Distributions in Excess of Net Income	(1,758,467)	(1,677,328)

Total Shareholders’ Equity	2,651,634	2,714,686

Non-controlling Interest	33,836	64,972

Total Liabilities and Equity	$6,872,405	$7,004,437